THE SECURITIES REPRESENTED BY THIS UNSECURED PROMISSORY NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS UNSECURED PROMISSORY NOTE MAY NOT BE TRANSFERRED OR ASSIGNED WITHOUT AN EFFECTIVE REGIASTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

UNSECURED PROMISSORY NOTE

$8,000.00	SAN DIEGO, CALIFORNIA February 12, 2009 Page 1 of 3

FOR VALUE RECEIVED, the undersigned, Green Star Alternative Energy, Inc., a Nevada corporation (hereinafter called "Maker"), promises to pay to the order of Jesse De Castro, an individual (together with all subsequent holders of this Note, hereinafter called "Payee"), or at such other place as Payee may from time to time designate in writing, the principal sum of Eight Thousand Dollars ($8,000) ("Principal Amount"), together with interest thereon calculated on a daily basis (based, on a 365-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

A. Interest shall accrue at all times hereunder at the rate of seven percent (7.00%) per annum (simple interest) commencing upon the execution of this Note, and continuing on each anniversary thereafter until this Note is paid in full.

B. If not earlier due and payable, the unpaid Principal Amount, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on February 12, 2010 (the "Maturity Date").

Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note. This Note is not secured by any collateral or assets of Maker.

If any payment required under this Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Payee, Maker shall pay a "late charge" equal to five percent (5%) of the amount of that payment to compensate Payee for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Payee.

All payments on this Note shall be applied in such manner as Payee elects, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

This Note and any other documents or instruments relating to the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Loan Documents."

Time is of the essence of this Note. At the option of Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any Event of Default in any of the Loan Documents. The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default": (a) Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

After Maturity Date, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest from the date of maturity until paid at the rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Payee. Upon the occurrence of an Event of Default under this Note or in any of the other Loan Documents, Payee may proceed against the undersigned in such order and manner as Payee, in its sole discretion, shall determine.

Failure of Payee to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of the continuance of any existing default after demand for strict performance hereof.

Maker, sureties, guarantors and endorsers hereof: (a) agree to be jointly and severally bound, (b) severally waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, (c) consent that Payee may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person primarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (d) agree that Payee may set off at any time any sums or property owed to any of them by Payee.

No provision of this Note is intended to or shall require or permit Payee, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest (including amount deemed by law to be interest) in excess of the maximum rate of interest permitted by applicable law. If any amount due from or paid by Maker shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, Maker shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note, or if and to the extent that this Note has been paid in full, such excess shall be remitted to Maker.

This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns.

This Note shall be governed by and construed according to the laws of the State of California.

The Payee acknowledges and agrees that: (1) He is an Accredited Investor; (2) He is sophisticated and experienced in investing in small, early-stage companies that have no history of generating revenues, positive cash-flow, or profits; (3) he has received a copy of the Company's corporate and financial books and records equivalent to that found in a registration statement; (4) he has had unrestricted access to the Company's officers and directors for the purpose of asking questions regarding the Company's affairs and receiving answers to all such questions; and (5) he understands that this Note is a "restricted security" and that he may have to hold this Note for an indefinite period of time; and (6) no liquid trading market exists for this Note and none will likely ever develop.

IN WITNESS WHEREOF, these presents are executed as of the date first written above.

MAKER:
By: ______________________________ Peter Gilcud, President

Acknowledged: _______________________ Jesse M. De Castro